SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials

[X]   Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

     Laboratory Corporation of America Holdings
---------------------------------------------------------------------------
   (Name of Registrant as Specified In Its Charter)

---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[  ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
11.
1)  Title of each class of securities to which transaction applies:
     ----------------------------------------------------------------------
2)  Aggregate number of securities to which transaction applies:
---------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1/
     ----------------------------------------------------------------------
4)  Proposed maximum aggregate value of transaction:
     ----------------------------------------------------------------------

1/ Set forth the amount on which the filing fee is calculated and state how it was determined.



[  ]Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)  Amount previously paid:
      --------------------------------------------------------------------
2)  Form, Schedule or Registration Statement No.:
    -----------------------------------------------------------------------
3)  Filing Party:
    -----------------------------------------------------------------------
4)  Date Filed:
    -----------------------------------------------------------------------

Notes:
       --------------------------------------------------------------------



Laboratory Corporation of America-Registered Trademark- Holdings
358 South Main Street
Burlington, NC   27215
Telephone:  336-584-5171


FOR IMMEDIATE RELEASE

LabCorp Contact:   336-436-4855
                   Pamela Sherry
                   Investor@labcorp.com

LabCorp Shareholder Direct:   800-LAB-0401
                              www.labcorp.com

DIANON Contact:     Kevin C. Johnson
203-381-4000
johnsk@DIANON.com


LABORATORY CORPORATION OF AMERICA-REGISTERED
TRADEMARK- ANNOUNCES DEFINITIVE AGREEMENT TO
ACQUIRE DIANON SYSTEMS, INC.


Burlington, NC and Stratford, CT, November 11, 2002 -
Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp-Registered Trademark-) (NYSE: LH) and DIANON
Systems, Inc. (NASDAQ: DIAN), a leading provider of cancer and genomic diagnostic services, today announced that they have entered into a definitive agreement under which LabCorp will acquire all of the outstanding shares of DIANON for $47.50 per share in cash. The transaction, which is subject to DIANON shareholder and regulatory approval, is expected to close in the first quarter of 2003.

The acquisition is anticipated to be accretive to LabCorp's 2003 diluted earnings per share by approximately $0.05. LabCorp expects to realize an estimated $35 million in annual cost savings synergies by year-end 2005.

Under the terms of the agreement, which was unanimously approved by the boards of both companies, LabCorp will acquire DIANON through a merger of a newly-formed wholly-owned subsidiary of LabCorp with DIANON. In the merger, holders of DIANON common stock will receive $47.50 per share, or approximately $598 million. DIANON currently has approximately 12.6 million fully diluted shares outstanding. The transaction will be funded by a combination of cash on hand, borrowings under LabCorp's existing credit facility and a new bridge loan facility.

DIANON is a leading provider of anatomic pathology and oncology testing services in the U.S., with a focus on the outpatient market. Approximately 1,100 employees process more than 8,000 samples per day in one main testing facility and four regional labs. DIANON had 2001 revenues of approximately $126 million, and revenues of approximately $141 million for the nine-month period ended
September 30, 2002.

"We are truly excited to have reached an agreement with this premier oncology testing laboratory," said Thomas P. Mac Mahon, LabCorp's chairman and chief executive officer. "The proposed acquisition of DIANON is a key part of LabCorp's strategy to be a leading cancer diagnostic laboratory in North America offering the most innovative technologies available. This strategy is clearly supported by DIANON's talented managers and employees, who have substantial testing expertise, sales capabilities and skill in the development of novel reporting formats."

"More and better cancer diagnostics will continue to have a profound impact on patient care in the coming years," continued Mr. Mac
Mahon. "Combining LabCorp and DIANON will improve access to today's valuable cancer testing methods. The combination will also create a company well positioned to offer innovative new genomic tests for cancer through its partnerships with technology leaders such as Myriad Genetics, Inc., EXACT Sciences Corporation, Celera Diagnostics and Correlogics Systems, Inc."

"We are pleased to announce a transaction with a company that has been a pioneer in bringing leading-edge technologies to the market," said Kevin C. Johnson, DIANON's chairman, president and chief executive officer. "LabCorp's focus on cancer diagnostics and its vast capabilities in specialized testing will help ensure that our customers continue to receive the very best in testing services. Opportunities for employees will be available as part of a stronger, more competitive company."

LabCorp will host a conference call with investors to discuss the transaction on November 11, 2002 at 11:00 A.M. ET. A live webcast of the call will be available online at www.labcorp.com or at www.streetevents.com beginning at 11:00 A.M. ET, with an online rebroadcast continuing through December 11, 2002. The live call at 11:00 A.M. is also available in a listen-only mode by dialing 212-896-6075. A telephone replay of the call will be available through November 18, 2002, and can be heard by dialing 800-633-
8284 (402-977-9140 for international callers). The access code for the replay is 210-33-171.

Analysts and investors are also directed to the home page of LabCorp's website, www.labcorp.com , where additional information on the DIANON transaction will be posted. This supplemental information will be filed as an 8-K with the SEC as soon as the SEC reopens following the Veteran's Day federal holiday.

About DIANON
DIANON provides a full line of anatomic and molecular pathology testing services and the CarePath-Trademark- Health Information Service, which provides personalized, diagnosis-specific information to physicians and their patients at critical moments in the healthcare process. DIANON has more than 650 managed care contracts and over 14,500 physician customers use DIANON's services, including
5,000 of the country's 7,500 urologists. The company has labs in Connecticut, New York, Florida, Texas and Oklahoma, along with a
centralized specimen processing center in Ohio.   Further
information about DIANON can be obtained from the Company's web sites at www.DIANON.com or www.carepathonline.com.

About LabCorp
The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-Registered Trademark-Holdings (LabCorp-Registered Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.2 billion in 2001 and over 25,000 employees, the Company offers more than 4,000 clinical tests ranging from routine analyses to sophisticated molecular diagnostics. Serving over 200,000 clients throughout North America, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. Its National Genetics Institute in Los Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric Testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network. LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.

For LabCorp Investors
Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect LabCorp's financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings.

For DIANON Investors
This press release may contain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions or statements regarding future periods are intended to identify forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond DIANON Systems, Inc.'s control. DIANON Systems, Inc.
undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made. DIANON Systems, Inc. cannot assess the impact of or the extent to which any single factor or risk, or combination of them, may cause actual results to differ materially from those contained in any forward-looking statements. For a more complete discussion of risk factors, please see DIANON Systems, Inc.'s filings with the Securities and Exchange Commission, including its Annual Report on Form 10K for the year ended December 31, 2001.

DIANON will file a proxy statement and DIANON and LabCorp will file other relevant documents with the SEC concerning the proposed merger of a wholly-owned subsidiary of LabCorp with and into DIANON. INVESTORS ARE URGED TO READ THE
PROXY STATEMENT WHEN IT BECOMES AVAILABLE
AND ANY OTHER RELEVANT DOCUMENTS FILED WITH
THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT
INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by LabCorp free of charge by requesting them in writing from LabCorp at 430 South Spring Street, 1st Floor, Burlington, North Carolina 27215, Attention: Investor Relations, or by telephone at (336) 229-1127. You may obtain documents filed with the SEC by DIANON free of charge by requesting them in writing from DIANON, 200 Watson Boulevard, Stratford, Connecticut 06615, Attention: Secretary, or by telephone at
(203) 381-4055.

LabCorp and DIANON, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of DIANON in connection with the merger. Information about the directors and executive officers of LabCorp and their ownership of LabCorp shares is set forth in the proxy statement for LabCorp's 2001 annual meeting of shareholders filed with the SEC on April 15, 2002. Information about the directors and executive officers of DIANON and their ownership of DIANON stock is set forth in the proxy statement for DIANON's 2002 annual meeting of stockholders filed with the SEC on July 1, 2002. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.